AMENDMENT TO THE
ETF SERIES SOLUTIONS
TRANSFER AGENT SERVICING AGREEMENT

THIS AMENDMENT effective as of the 13th day of July, 2017, to the Transfer Agent Servicing Agreement, dated as of May 16, 2012, as amended (the “Agreement”), is entered into by and between ETF SERIES SOLUTIONS, a Delaware statutory trust (the “Trust”) and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the series of the Trust to add funds and fees; and

WHEREAS, Section 12 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree to amend the Agreement and add the following series of ETF Series Solutions:

Exhibit S, the Change Finance Diversified Impact U.S. Large Cap Fossil Fuel Free ETF, is hereby added and attached hereto.

This amendment will become effective upon the commencement of operations of the Change Finance Diversified Impact U.S. Large Cap Fossil Fuel Free ETF.  Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

ETF SERIES SOLUTIONS	U.S. BANCORP FUND SERVICES, LLC

By: /s/ Michael D. Barolsky	By: /s/ Joseph Neuberger
Name: Michael D. Barolsky	Name: Joseph Neuberger
Title: Vice President and Secretary	Title: President

Exhibit S to the ETF Series Solutions Transfer Agent Servicing Agreement - Change Finance Diversified Impact U.S. Large Cap Fossil Fuel Free ETF

Base Fee for Accounting, Administration, and Transfer Agent Services
The following reflects the greater of the basis point fee or annual minimum1 for Funds in the ETF Series Solutions (ESS) Trust where Change Finance acts as Adviser to the Fund.2

Annual Minimum per Fund
Funds 1-5                $[   ]
Funds 6-10              $[   ]
Funds 11+               $[   ]

Basis Points on Trust AUM
First $250m                  [  ] bps
Next $250m                  [  ] bps
Next $500m                  [  ] bps
Balance                        [  ] bps

Year 1Step2 In Fees per Fund for Administration/Accounting/Transfer Agent annual minimum1
Q1 Year 1	25% of annual minimum[1]	Q2 Year 1	50% of annual minimum[1]	Q3 Year 1	150% of annual minimum[1]	Q4 Year 1	175% of annual minimum[1]
Month 1	$[ ]	Month 4	$[ ]	Month 7	$[ ]	Month 10	$[ ]
Month 2	$[ ]	Month 5	$[ ]	Month 8	$[ ]	Month 11	$[ ]
Month 3	$[ ]	Month 6	$[ ]	Month 9	$[ ]	Month 12	$[ ]

See APPENDIX A for Services and Associated Fees in addition to the Base Fee
See APPENDIX B for OPTIONAL Supplemental Services and Associated Fees

1 Each fund, regardless of asset size, will have fees allocated to it equal to the per fund minimum. Should the complex level basis point fee calculation exceed the complex level minimum fee level calculation, the fees in excess of the minimum will be allocated to each fund based on percent on AUM.

2 Subject to annual CPI increase - All Urban Consumers - U.S. City Average.
Fees are calculated pro rata and billed monthly

Advisor’s Signature below acknowledges approval of the schedules on this Exhibit S.

Change Finance, PBC

By: /s/ Dorrit Lowsen

Printed Name: Dorrit Lowsen

Title: Chief Operating Officer	Date: 9/27/2017

Base Fee for Accounting, Administration, Transfer Agent & Account Services at July 2017

The following reflects the greater of the basis point fee or annual minimum1 for funds where Change Finance, PBC acts as Adviser to the fund in the ETF Series Solutions (ESS) ETF Trust.2

Annual Minimum per Fund	Basis Points on Trust AUM
Funds 1-5 $[ ]	First $250m [ ] bps
Funds 6-10 $[ ]	Next $250m [ ] bps
Funds 11-15 $[ ]	Next $500m [ ] bps
Funds 16+ $[ ]	Balance [ ] bps

See APPENDIX A for Services and Associated Fees in addition to the Base Fee

1Each fund, regardless of asset size, will have fees allocated to it equal to the per fund minimum.  Should the complex level basis point fee calculation exceed the complex level minimum fee level calculation, the fees in excess of the minimum will be allocated to each fund based on the percent on AUM. Once a Fund is operational, should this service agreement be terminated with USBFS prior to the end of the initial three year period, the Adviser will be will be responsible for the balance of the minimum fees for the remainder of the service agreement’s 12-month period beginning with the Fund’s launch or any anniversary of launch. To avoid doubt, if a Fund launched on March 1, 2017 and the Adviser terminated the relationship on June 30, 2018, the Adviser would owe would owe USBFS up to [  ] % of $[   ] ($[   ] admin/acct/ta + $[   ] Custody + $[   ] Distributor)

In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).

2 Subject to annual CPI increase - All Urban Consumers - U.S. City Average.
Fees are calculated pro rata and billed monthly

APPENDIX A
Accounting, Administration, Transfer Agent Services in addition to the Base Fee at July 2017
Pricing Services
For daily pricing of each securities (estimated 252 pricing days annually)
▪	$[ ] – Domestic Equities, Options, ADRs, Foreign Equities, Futures, Forwards, Currency Rates, Mutual Funds, ETFs
▪	$[ ] – Domestic Corporates, Domestic Convertibles, Domestic Governments, Domestic Agencies, Mortgage Backed, Municipal Bonds
▪	$[ ] – CMOs, Money Market Instruments, Foreign Corporates, Foreign Convertibles, Foreign Governments, Foreign Agencies, Asset Backed, High Yield
▪	$[ ] – Interest Rate Swaps, Foreign Currency Swaps, Total Return Swaps, Total Return Bullet Swaps
▪	$[ ] – Bank Loans
▪	$[ ] – Swaptions
▪	$[ ] – Intraday money market funds pricing, up to 3 times per day
▪	$[ ] – Credit Default Swaps
▪	$[ ] per Month Manual Security Pricing (>25per day)

NOTE: Prices are based on using U.S. Bancorp primary pricing service which may vary by security type and are subject to change. Use of alternative and/or additional sources may result in additional fees. Pricing vendors may designate certain securities as hard to value or as a non-standard security type, such as CLOs and CDOs, which may result in additional fees. All schedules subject to change depending upon the use of unique security type requiring special pricing or accounting arrangements.
Corporate Action Services
Fee for IDC data used to monitor corporate actions
▪	$[ ] per Foreign Equity Security per Month
▪	$[ ] per Domestic Equity Security per Month
▪	$[ ] per CMOs, Asset Backed, Mortgage Backed Security per Month
ESS Trust Chief Compliance Officer Annual Fee (subject to board approval)
▪	$[ ] for the first fund
▪	$[ ] for each additional fund
▪	$[ ] per sub-advisor per fund
Third Party Administrative Data Charges (descriptive data for analytics, reporting and compliance)
▪	$[ ] per security per month for fund administrative
Section 15(c) Reporting
▪	$[ ] per fund per standard reporting package*
▪	Additional 15c reporting is subject to additional charges
*Standard reporting packages for annual 15(c) meeting
-	Expense reporting package: 2 peer comparison reports (adviser fee) and (net expense ratio w classes on one report) OR Full 15(c) report
- Performance reporting package: Peer Comparison Report

Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: SWIFT processing, customized reporting, third-party data provider costs (including GICS, MSCI, Lipper, etc.), postage, stationary, programming, special reports, proxies, insurance, EDGAR/XBRL filing, retention of records, federal and state regulatory filing fees, expenses related to and including travel to and from Board of Trustee meetings, third party auditing and legal expenses, wash sales reporting (GainsKeeper), tax e-filing, PFIC monitoring, conversion expenses (if necessary), and travel related costs .

In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).

Fees are calculated pro rata and billed monthly

Advisor’s Signature below acknowledges approval of the fee schedules on this Exhibit S.

Change Finance, PBC

By: /s/ Dorrit Lowsen

Printed Name: Dorrit Lowsen

Title: Chief Operating Officer	Date: 9/27/2017